UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 21, 2017 Blonder Tongue Laboratories, Inc. (the "Company"), R. L. Drake Holdings, LLC, a wholly-owned subsidiary of the Company (collectively with the Company, "Borrower"), as borrowers and Robert J. Pallé, as agent (in such capacity "Agent") and as a lender, together with Carol M. Pallé, Steven Shea and James H. Williams as lenders (collectively, the "Subordinated Lenders") entered into a First Amendment (the "Amendment") to Amended and Restated Senior Subordinated Convertible Loan and Security Agreement.

The Amendment revised certain provisions of the Amended and Restated Senior Subordinated Convertible Loan and Security Agreement dated March 28, 2016 by and between the Borrower, the Agent and the Subordinated Lenders (the "Loan Agreement").  In particular, the Amendment eliminated Section 4.4(e)(ii) of the Loan Agreement, which provided for certain adjustments to the conversion price used in calculating the number of shares to be received by the Subordinated Lenders on conversion of outstanding amounts under the Loan Agreement in the event the Company issued additional shares of its common stock at a price less than the conversion prices provided in the Loan Agreement.  The Amendment also eliminated certain defined terms related to the provisions of Section 4.4(e)(ii). As a result of the Amendment, during the first quarter of 2017 the Company anticipates recording a change in the derivative liability (expense) of approximately $142,000, additional interest expense of approximately $177,000 and additional paid-in capital of approximately $402,000.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.  Upon a default under the Loan Agreement, as amended by the Amendment, including the non-payment of principal or interest, the obligations of Borrower may be accelerated and the Agent and Subordinated Lenders may pursue their rights under the Loan Agreement, as amended by the Amendment, the Amended and Restated Mortgage and Security Agreement, dated as of March 28, 2016, by and between the Company and Robert J. Pallé, in his capacity as agent, as Mortgagee, the Uniform Commercial Code and any other applicable law or in equity.
Item 9.01	Financial Statements and Exhibits

(d) Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Senior Subordinated Convertible Loan and Security Agreement dated as of March 21, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLONDER TONGUE LABORATORIES, INC.

By: /s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer
Date: March 23, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Senior Subordinated Convertible Loan and Security Agreement dated as of March 21, 2017.

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